SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                              ---------------------


                                 March 22, 1999

                Date of Report (Date of earliest event reported)


                                  BESICORP LTD.
             (Exact name of registrant as specified in its charter)


   New York                        0-25209                    14-1809375
(State or other                  (Commission                (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
Incorporation)

1151 Flatbush Road, Kingston, New York                 12401
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (914) 336-7700



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Item 1.           Changes in Control of Registrant

         On March 22, 1999, Oldco (as defined) effected the Spin-Off (as defined) of Newco (as defined). Prior to the Spin-Off, Newco was a wholly owned subsidiary of Oldco. Pursuant to the Spin-Off, one share of Newco Common Stock was distributed to the Entitled Holders (as defined) for each 25 shares of Oldco Common Stock held by such persons. Cash was distributed in lieu of the issuance of fractional shares. Mr. Michael F. Zinn, Chairman of the Board, Chief Executive Officer and President of Newco (and who served in such capacities with Oldco prior to the Merger (as defined)), owned as of January 31, 1999 approximately 51.7% of the Common Stock of Oldco and after giving effect to the Spin-Off (and certain other transfers of Oldco's securities effected by him), owns between 47.5% and 48.5% of the Newco Common Stock (without giving effect to the shares of Newco Common Stock owned by the Zinn Family Charitable Trust (ownerhip of which is disclaimed by Michael Zinn) which constitutes approximately 8.2% of the outstanding shares of Newco Common Stock). The Entitled Holders did not pay for the shares of Newco Common Stock distributed in the Spin-Off. The executive officers and directors of Newco prior to the Spin-Off (i.e., the directors and executive officers of Oldco prior to the Merger) continue to serve in such capacities with Newco. See "Item 2 - Acquisition or Disposition of Assets."

Item 2.           Acquisition or Disposition of Assets

         On March 22, 1999, Besicorp Group Inc. ("Oldco") and Besicorp Ltd. ("Newco"),effected the Contribution (as defined). The Contribution was followed by the Spin-Off and the Merger (as defined).

The Contribution

         Pursuant to the Contribution, Oldco transferred or caused to be transferred to Newco (which was then a wholly owned subsidiary of Oldco) certain of its subsidiaries (the "Distributed Subsidiaries") and assets and caused Newco to assume certain liabilities, as described below. The transfer of the these subsidiaries and assets and the assumption of these liabilities is referred to herein as the "Contribution."

         The Distributed Subsidiaries include all the subsidiaries and affiliates of Oldco other than those which owned interests in the partnerships (the "Partnerships") primarily those which formerly owned the power plants that supplied electrical power and capacity to Niagara Mohawk Power Corporation. (The subsidiaries that were not transferred to Newco are referred to collectively herein as the "Remaining Subsidiaries".) The assets that were contributed to Newco include (i) all of Oldco's assets pertaining to the photovoltaic and power plant development businesses (including interests in the power plant projects and initiatives in India, Brazil, Mexico, and Kingston, New York) and, with certain exceptions, trade receivables, furniture, fixtures and equipment related to these businesses; (ii) the amount necessary so that Newco and the Distributed Subsidiaries had $1.75 million in cash; (iii) Oldco's interests in the Partnerships; and (iv) all other assets not retained by Oldco. The liabilities that were assumed by Newco or its subsidiaries were all the liabilities of Oldco other than the Permitted Liabilities (as defined). The Permitted Liabilities are
(i) the actual or accrued liabilities of Oldco or any Remaining Subsidiary for unpaid federal income taxes for the current fiscal year ended March 31, 1999 (the "Fiscal


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Year") based on the  consolidated net income of Oldco through the effective date of the Merger; (ii) the liability of Oldco or its subsidiaries for New York State Income Taxes for Oldco's Fiscal Year; and (iii) various intercompany liabilities between Oldco and the Remaining Subsidiaries. Accordingly, all other liabilities of Oldco were assumed by Newco or its subsidiaries. (The only material liabilities that Newco is aware of are the contingent liabilities arising out of legal proceedings to which Oldco is a party, indebtedness of approximately $135,000 and accounts payable and similar indebtedness incurred in the ordinary course of business.)

         Contemporaneously with effecting the Contribution, one or more of Oldco, Newco, Merger Sub (as defined), and Acquisition (as defined) entered into the following agreements governing various matters and ongoing relationships between Acquisition, the Surviving Corporation (i.e., Besicorp Group Inc. following the Merger) and Newco following the Spin-Off and the Merger: (i) the Indemnification Agreement (the "Indemnification Agreement"), which obligates Newco to indemnify Merger Sub, Acquisition, the Surviving Corporation, and certain other parties from any damage they suffer arising out of, among other things, Oldco's breach of representations and warranties set forth in the Plan of Merger (as defined) and certain liabilities, taxes and litigation of Oldco other than the liabilities retained by the Surviving Corporation, and (ii) the Escrow Agreement (the "Escrow Agreement"), which governs the $6.5 million placed by Oldco in escrow to, among other things, (a) satisfy Newco's obligations under the Indemnification Agreement and (b) provide for the payment of, among other things, certain litigation and related costs. Following the fifth anniversary of the closing of the Merger (i.e., March 22, 1999) and the satisfaction of certain conditions, the remainder of the escrow fund, if any, will be released to Newco.

The Spin-Off

         Immediately following the Contribution on March 22, 1999 (the "Spin-Off Record Date"), the Board of Directors of Oldco declared the payment of a stock dividend payable to the holders of record of Oldco Common Stock (the "Entitled Holders") at the close of business on such date (the "Spin-Off"). The stock dividend declared was one share of Newco Common Stock for every 25 shares of Oldco Common Stock outstanding on the Spin-Off Record Date. No shares of Newco Common Stock were issued with respect to shares of Oldco Common Stock held in treasury. No fractional shares of Newco Common Stock were issued. Entitled Holders, in lieu of fractional shares (but not whole shares) of Newco Common Stock are to receive $1.72 in cash for each one twenty-fifth (1/25th) of a share of Newco Common Stock they would have otherwise received and will receive, in addition, such number of whole shares of Newco Common Stock as to which they are entitled.

The Merger

         Following the Spin-Off, the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated as of November 23, 1998 (as amended, the "Plan of Merger"), by and among Oldco, BGI Acquisition LLC ("Acquisition"), a Wyoming limited liability company, and BGI Acquisition Corp. ("Merger Sub"), a New York corporation and a wholly owned subsidiary


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of  Acquisition,  was  consummated on March 22, 1999. As a result of the Merger,
Merger Sub was merged with and into Oldco, with Oldco being the surviving corporation and wholly owned by Acquisition. Newco is obligated to indemnify Merger Sub, Acquisition and certain other parties from damages they suffer arising out of the breach of Oldco's representations and warranties in the Plan of Merger (as defined) and the $6.5 million placed in escrow pursuant to the
Escrow   Agreement  to,  among  other  things,   satisfy  such   indemnification
obligation. Following the fifth anniversary of the closing of the Merger and the satisfaction of certain conditions, the remainder of the escrow fund, if any, will be released to Newco.

Item 7.           Financial Statements and Exhibits


(a)      Financial Statements

         The financial statements required by Item 7(a) will be filed with the Securities and Exchange Commission not later than June 7, 1999.

(b)      Pro Forma Financial Information

         The pro forma financial information required by Item 7(b) will be filed with the Securities and Exchange Commission not later than June 7, 1999.

 (c)     Exhibits

2.1      Contribution and Distribution Agreement by and between Besicorp
Ltd. ("Newco") and Besicorp Group Inc. ("Oldco"). The exhibits and schedules to such agreement are identified below:

Exhibits          3.3      the Lease
                  3.4-a    Indemnification Agreement
                  3.4-b    Escrow Agreement
                  5.2(a)   Bills of Sale



Schedules         1.1(a)            Contributed Realty
                  1.1(p)            Claims
                  1.2(a)            Contributed Subsidiaries
                  1.3(a)            Section 1.3(a) Securities
                  1.3(b)            Retained Instruments
                  1.4               Retained Subsidiaries
                  1.6               Retained Liabilities
                  1.7(b)            Employee Plans



10.1 Form of Indemnification Agreement by and among the Company, BGI Acquisition LLC ("Acquisition") and BGI Acquisition Corp. ("Merger Sub")1

10.2 Form of Escrow Agreement by and among the Newco, Acquisition, Oldco and Merger Sub1


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1        Incorporated  by  reference  to the  corresponding  exhibit  filed with
         Besicorp Ltd.'s Form 10-SB filed with the Securities and Exchange Commission on or about December 23, 1998.



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                                                     SIGNATURE



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                  BESICORP LTD.



                                            /s/Michael J. Daley
                                               ----------------
                                               Michael J. Daley
                                               Executive Vice President and
                                               Chief Financial Officer
                                              (Principal Financial Officer)




Dated: April 6, 1999
       Kingston, New York